AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002
                                                     REGISTRATION NO. 333-94691
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             -----------------

                              COMMSCOPE, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             -----------------

               DELAWARE                                      36-4135495
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          1100 CommScope Place, SE
                                P.O. Box 339
                       Hickory, North Carolina 28602
                               (828) 324-2200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             -----------------

                          Frank B. Wyatt, II, Esq.
            Senior Vice President, General Counsel and Secretary
                              COMMSCOPE, INC.
                          1100 CommScope Place, SE
                                P.O. Box 339
                       Hickory, North Carolina 28602
                               (828) 324-2200
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                     AREA CODE, OF AGENT FOR SERVICE)
                             -----------------

                                 COPIES TO:
                             Lois Herzeca, Esq.
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             One New York Plaza
                          New York, New York 10004
                               (212) 859-8000
                        ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: This post-effective amendment deregisters those CommScope 4% convertible subordinated notes due 2006 and any shares of common stock into which such notes are convertible that remain unsold hereunder as of the date hereof.

                        ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------

                        DEREGISTRATION OF SECURITIES

     On January 14, 2000, CommScope, Inc., a Delaware corporation, filed a registration statement (the "Registration Statement") on Form S-3 (SEC File No. 333-94691) to register $172,500,000 aggregate principal amount of its 4% convertible subordinated notes due 2006 and 3,579,581 shares of CommScope common stock into which those notes are convertible. On February 9, 2000, the Securities and Exchange Commission declared the Registration Statement effective. Since that time, from time to time, CommScope has filed prospectus supplements under the Registration Statement to add additional selling securityholders to the Registration Statement.

     Effective as of the date hereof, CommScope is terminating the offering of securities pursuant to the Registration Statement. In accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, CommScope hereby removes from registration all securities under the Registration Statement which remain unsold as of the date hereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on May 28, 2002.

                                      COMMSCOPE, INC.

                                      By:  /s/ Frank M. Drendel
                                         --------------------------------
                                               Frank M. Drendel
                                               Chairman and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                  CAPACITY IN WHICH SIGNED                   DATE
              ---------                  ------------------------                   ----

      /s/ Frank M. Drendel               Chairman and                           May 28, 2002
     -------------------------------     Chief Executive Officer
     Frank M. Drendel                    (Principal Executive Officer)

                  *                      Executive Vice President
     -------------------------------     and Chief Financial Officer
         Jearld L. Leonhardt             (Principal Financial Officer)

                  *                      Senior Vice President and Controller
     -------------------------------     (Principal Accounting Officer)
         William R. Gooden

                  *                      Director
     -------------------------------
         Edward D. Breen

                  *                       Director
     -------------------------------
         Duncan M. Faircloth

                  *                       Director
     -------------------------------
         Boyd L. George

            /s/ June E. Travis            Director                              May 30, 2002
     -------------------------------
         June E. Travis

                  *                       Director
     -------------------------------
         George N. Hutton, Jr.

                  *                       Director
     -------------------------------
         James N. Whitson

     * By:   /s/ Frank B. Wyatt, II                                             May 28, 2002
          --------------------------
          Frank B. Wyatt, II
          Attorney-in-Fact